Exhibit 99.1

MasterCard Incorporated Reports

Fourth-Quarter and Full-Year 2008 Financial Results

•	Fourth-quarter net income of $243 million, or $1.87 per diluted share, excluding a special item

•	Fourth-quarter net income of $239 million, or $1.84 per diluted share, including a special item

•	Fourth-quarter net revenue growth of 14.2%, to $1.2 billion

•	Fourth-quarter gross dollar volume up 3.4%; purchase volume up 3.1%

Purchase, NY, February 5, 2009 – MasterCard Incorporated (NYSE:MA) today announced financial results for the fourth quarter and full-year 2008. The company reported net income of $243 million, or $1.87 per diluted share, excluding a special item of $6 million related to a litigation settlement. Including the special item, the company reported net income of $239 million, or $1.84 per diluted share. The company’s total operating expenses, operating margin, other income, effective tax rate, net income and earnings per share, excluding special items, are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables.

Net revenue for the fourth quarter of 2008 was $1.2 billion, a 14.2% increase versus the same period in 2007. Currency fluctuations (driven by movement of the euro and the Brazilian real relative to the U.S. dollar) tempered net revenue growth by 3.5 percentage points for the quarter. The higher net revenue in the fourth quarter versus the same period in 2007 was fueled by:

•	Pricing changes, which contributed approximately 8 percentage points of the net revenue growth; and

•	A 6.0% increase in the number of transactions processed, to 5.5 billion.

MasterCard’s gross dollar volume increased 3.4%, on a local currency basis, to $605 billion. Worldwide purchase volume during the quarter rose 3.1% on a local currency basis, versus the fourth quarter of 2007, to $455 billion, driven by modest growth in cardholder spending on a growing number of MasterCard cards. As of December 31, 2008, the company’s financial-institution customers had issued 981 million MasterCard cards, an increase of 7.6% over the cards issued at December 31, 2007.

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“Despite the significant economic turbulence around the world, we were able to achieve excellent fourth-quarter operating results while maintaining a healthy balance sheet, which is a strength in this environment,” said Robert W. Selander, MasterCard president and chief executive officer. “Our 2008 full-year results reflect our unique business model and the value we provide to our financial-institution customers around the world.”

Selander stated, “We remain committed to taking a prudent approach to our business to ensure effective cost management, while opportunistically investing to drive long-term growth for MasterCard and deliver value to our customers and shareholders. Our recent organizational realignment and our acquisition of Orbiscom, a leading payments solutions software provider, reflect that approach.”

“The economic environment remains challenging, with businesses, governments and consumers around the world rethinking how finances are managed. One thing is certain in this new reality of increased financial management control — the value and importance of electronic payments has never been greater,” concluded Selander.

The special item for the fourth quarter of 2008 represented:

•	A $6 million charge related to the settlement of a consumer protection case in California.

There were no special items for the fourth quarter of 2007.

Excluding the special item, total operating expenses decreased 16.0%, to $756 million, during the fourth quarter of 2008 compared to the same period in 2007. Currency fluctuations of 2.0 percentage points contributed to the rate of decline for total operating expenses. The decrease in total operating expenses was driven by:

•

A 3.4% decrease in general and administrative expenses, primarily resulting from initiatives to reduce travel expenses, personnel costs and professional fees. Currency fluctuations representing approximately 2.0 percentage points contributed to the rate of decline; and

•

A 32.8% decrease in advertising and marketing expenses versus the year-ago period, with approximately 1.9 percentage points related to the impact of foreign currency fluctuations contributing to the rate of decline.

Including the special item, total operating expenses for the fourth quarter of 2008 decreased 15.3% versus the year-ago period, to $762 million.

Excluding the special item, the operating margin was 38.2% for the fourth quarter of 2008, up 22.2 percentage points over the year-ago period. Including the special item, the operating margin was 37.7% for the fourth quarter of 2008.

Total other expense was $17 million in the fourth quarter of 2008 versus total other income of $295 million in the fourth quarter of 2007. The decrease was primarily due to gains

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realized in the fourth quarter of 2007 from the sale of a portion of the company’s investment in Redecard S.A. Interest expense versus the year-ago period increased $21 million, primarily due to the interest accretion associated with the American Express settlement that occurred in the second quarter of 2008.

Excluding the special item, MasterCard’s effective tax rate was 46.1% in the fourth quarter of 2008, versus 34.9% in the comparable period in 2007. The increase was primarily due to deferred tax remeasurement and increased FIN 48 tax reserves. Including the special item, the effective tax rate was 46.2% for the fourth quarter of 2008.

Full-Year 2008 Results

For the year-ended December 31, 2008, MasterCard reported net income of $1.2 billion, or $9.45 per diluted share, excluding the impact of special items, and a net loss of $254 million, or $1.95 per diluted share, including special items. Both earnings per share figures include after-tax gains from the sale of a portion of the company’s investment in Redecard S.A. of $0.42 per share on a diluted basis.

Special items on a pre-tax basis for the full-year 2008 included:

•	A $1.65 billion charge related to the antitrust litigation settlement between MasterCard and American Express;

•	An $827.5 million net charge related to the Discover litigation settlement;

•	A $75 million gain in other income from the termination of a customer business agreement; and

•	A $6 million charge related to the settlement of a consumer protection case in California.

Special items on a pre-tax basis for full-year 2007 included:

•	$90 million in other income related to a settlement received under an agreement to discontinue the company’s sponsorship of the 2010 and 2014 World Cup soccer events; and

•	A $3.4 million reserve recorded for a litigation settlement.

Net revenue for full-year 2008 was $5.0 billion, a 22.7% increase versus 2007. In addition to growth in GDV, processed transactions and cross-border transaction volumes, this increase was driven by pricing changes of approximately 6 percentage points, primarily associated with the cross-border transaction pricing implemented in 2008. Currency fluctuation contributed approximately 2.5 percentage points of the increase in revenue.

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Excluding special items for both periods, total operating expenses increased 2.9%, to $3.0 billion, for full-year 2008 compared to 2007, primarily due to higher personnel expenses. Currency fluctuations contributed 1.7 percentage points of this increase. Growth in total operating expenses was driven by:

•

An increase in general and administrative expenses, which was primarily driven by an 11.6% increase in personnel expenses due to new personnel and higher contractor costs. Currency fluctuations represented approximately 1.4 percentage points of the increase; and

•

Advertising and marketing expenses, which decreased 5.8% versus full-year 2007 due to cost-containment activities, partially offset by approximately 2.0 percentage points related to the impact of foreign currency fluctuations.

Including special items, operating expenses increased 86.7%, to $5.5 billion.

Excluding special items, the operating margin was 39.0% for full-year 2008, up 11.7 percentage points over the year-ago period. Including special items, the operating margin was a negative 10.7% for full-year 2008.

Total other income was $76 million for full-year 2008 versus $473 million for the same period in 2007, excluding special items in both periods. Other income decreased due to larger gains recorded in 2007 from the sale of Redecard securities. Additionally, interest expense versus the year-ago period increased $46 million, primarily due to the interest accretion associated with the 2008 American Express settlement. Including special items, total other income was $151 million for full-year 2008 and $563 million for full-year 2007.

MasterCard’s effective tax rate, excluding litigation settlements, was 38.7% for the full-year 2008, versus a rate of 35.0% for the full-year 2007. The increase was primarily due to deferred tax remeasurement and increased FIN 48 tax reserves. Including the litigation settlements, the effective tax rate was 33.7% for 2008 and 35.0% for 2007.

Fourth-Quarter 2008 Financial Results Conference Call Details

At 9:00 a.m. EST today, the company will host a conference call to discuss its fourth-quarter and full-year 2008 financial results.

The dial-in information for this call is 866-578-5771 (within the U.S.) and 617-213-8055 (outside the U.S.) and the passcode is 31072600. A replay of the call will be available for one week thereafter. The replay can be accessed by dialing 888-286-8010 (within the U.S.) and 617-801-6888 (outside the U.S.) and using passcode 44423914.

The live call and the replay, along with supporting materials, can also be accessed through the Investor Relations section of the company’s website at www.mastercard.com.

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About MasterCard Incorporated

MasterCard Incorporated advances global commerce by providing a critical economic link among financial institutions, businesses, cardholders and merchants worldwide. As a franchisor, processor and advisor, MasterCard develops and markets payment solutions, processes approximately 21 billion transactions each year, and provides industry-leading analysis and consulting services to financial institution customers and merchants. Through its family of brands, including MasterCard®, Maestro® and Cirrus®, MasterCard serves consumers and businesses in more than 210 countries and territories. For more information go to www.mastercard.com.

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation:

•	The company’s ability to effectively manage costs;

•	The company’s ability to opportunistically invest to drive long-term growth to deliver value to customers and shareholders; and

•	The continued value and importance of electronic payments within the context of the current economic environment and increased financial management control.

Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31, 2007, the company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed with the SEC during 2008 and 2009, as well as reasons including difficulties, delays or the inability of the company to achieve its strategic initiatives set forth above. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

Contacts:

Investor Relations: Barbara Gasper, investor_relations@mastercard.com, 914-249-4565

Media Relations: Chris Monteiro, chris_monteiro@mastercard.com, 914-249-5826

MasterCard Incorporated – Page 6

MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
	(In thousands, except per share data)
Revenues, net	$1,224,834	$1,072,687	$4,991,600	$4,067,599
Operating Expenses
General and administrative	478,590	495,550	1,913,679	1,758,388
Advertising and marketing	247,838	368,929	1,017,575	1,080,057
Litigation settlements	6,000	—	2,482,845	3,400
Charitable contributions to the MasterCard Foundation	—	10,000	—	20,000
Depreciation and amortization	30,050	26,152	112,006	97,642

Total operating expenses	762,478	900,631	5,526,105	2,959,487

Operating income (loss)	462,356	172,056	(534,505)	1,108,112
Other Income (Expense)
Investment income, net	19,826	311,364	182,907	530,400
Interest expense	(36,525)	(15,313)	(103,600)	(57,277)
Other income (expense), net	(597)	(1,071)	71,985	90,197

Total other income (expense)	(17,296)	294,980	151,292	563,320

Income (loss) before income taxes	445,060	467,036	(383,213)	1,671,432
Income tax expense (benefit)	205,618	162,803	(129,298)	585,546

Net Income (Loss)	$239,442	$304,233	$(253,915)	$1,085,886

Basic Net Income (Loss) per Share	$1.85	$2.28	$(1.95)	$8.05

Basic Weighted Average Shares Outstanding	129,572	133,548	130,148	134,887

Diluted Net Income (Loss) per Share	$1.84	$2.26	$(1.95)	$8.00

Diluted Weighted Average Shares Outstanding	130,404	134,448	130,148	135,695

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MASTERCARD INCORPORATED

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2008	December 31, 2007
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$1,505,160	$1,659,295
Investment securities, at fair value:
Trading	—	2,561
Available-for-sale	588,095	1,308,126
Municipal bonds held-to-maturity	154,000	—
Accounts receivable	639,482	532,633
Income taxes receivable	198,308	—
Settlement due from customers	513,191	712,558
Restricted security deposits held for customers	183,245	142,052
Prepaid expenses	213,612	156,258
Deferred income taxes	283,795	44,525
Other current assets	32,619	33,733

Total Current Assets	4,311,507	4,591,741
Property, plant and equipment, at cost (less accumulated depreciation of $278,269 and $250,888)	306,798	290,200
Deferred income taxes	567,567	263,143
Goodwill	297,993	239,626
Other intangible assets, (less accumulated amortization of $377,570 and $347,977)	394,282	320,758
Investment securities available-for-sale, at fair value	191,760	—
Municipal bonds held-to-maturity	37,450	192,489
Prepaid expenses	302,095	274,962
Other assets	66,397	87,122

Total Assets	$6,475,849	$6,260,041

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$262,342	$252,391
Settlement due to customers	532,237	604,212
Restricted security deposits held for customers	183,245	142,052
Obligations under litigation settlements	713,035	107,235
Accrued expenses	1,032,061	1,071,557
Short-term debt	149,380	80,000
Other current liabilities	118,151	105,895

Total Current Liabilities	2,990,451	2,363,342
Deferred income taxes	74,518	71,278
Obligations under litigation settlements	1,023,263	297,201
Long-term debt	19,387	149,824
Other liabilities	436,255	346,469

Total Liabilities	4,543,874	3,228,114
Commitments and contingencies
Minority interest	4,620	4,620
Stockholders’ Equity
Class A common stock, $.0001 par value; authorized 3,000,000,000 shares, 105,126,588 and 91,243,433 shares issued and 98,385,998 and 87,321,541 outstanding, respectively	10	9
Class B common stock, $.0001 par value; authorized 1,200,000,000 shares, 30,848,778 and 43,948,778 shares issued and outstanding, respectively	4	5
Class M common stock, $.0001 par value; authorized 1,000,000 shares, 1,728 and 1,664 shares issued and outstanding, respectively	—	—
Additional paid-in-capital	3,304,604	3,312,380
Class A treasury stock, at cost, 6,740,590 and 3,921,892, respectively	(1,250,000)	(600,532)
Retained earnings (accumulated deficit)	(236,100)	37,699
Accumulated other comprehensive income:
Cumulative foreign currency translation adjustments	175,040	216,651
Defined benefit pension and other postretirement plans, net of tax	(43,207)	(3,555)
Investment securities available-for-sale, net of tax	(22,996)	64,650

Total accumulated other comprehensive income	108,837	277,746

Total Stockholders’ Equity	1,927,355	3,027,307

Total Liabilities and Stockholders’ Equity	$6,475,849	$6,260,041

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Years Ended December 31,
	2008	2007	2006
	(In thousands)
Operating Activities
Net income (loss)	$(253,915)	$1,085,886	$50,190
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	112,006	97,642	99,782
Gain on sale of Redecard S.A. available-for-sale securities	(85,903)	(390,968)	—
Charitable contribution of common stock to the MasterCard Foundation	—	—	394,785
Share based payments	60,970	58,213	19,181
Stock units settled in cash for taxes	(67,111)	(11,334)	—
Tax benefit for share based compensation	(47,803)	(15,430)	—
Impairment of investments	12,515	8,719	—
Accretion of imputed interest on litigation settlements	77,202	38,046	42,798
Deferred income taxes	(483,952)	(5,492)	32,267
Other	14,645	15,121	9,746
Changes in operating assets and liabilities:
Trading securities	2,561	9,700	10,211
Accounts receivable	(115,687)	(60,984)	(93,428)
Income taxes receivable	(198,308)	—	—
Settlement due from customers	183,008	(356,305)	(75,553)
Prepaid expenses	(65,222)	(19,859)	42,623
Other current assets	(19,381)	(7,538)	7,813
Prepaid expenses, non-current	(35,631)	(28,398)	(30,555)
Litigation settlement accruals	1,254,660	(110,525)	(170,883)
Accounts payable	8,425	(30,650)	89,382
Settlement due to customers	(52,852)	276,144	89,739
Accrued expenses	36,817	176,716	86,859
Net change in other assets and liabilities	76,184	41,157	45,204

Net cash provided by operating activities	413,228	769,861	650,161

Investing Activities
Purchases of property, plant and equipment	(75,626)	(81,587)	(61,204)
Capitalized software	(94,647)	(74,835)	(33,264)
Purchases of investment securities available-for-sale	(519,514)	(3,578,357)	(3,815,115)
Proceeds from sales and maturities of investment securities available-for-sale	976,743	4,042,011	3,233,725
Acquisition of business, net of cash acquired	(81,731)	—	—
Other investing activities	(3,574)	7,909	(368)

Net cash provided by (used in) investing activities	201,651	315,141	(676,226)

Financing Activities
Cash received from sale of common stock, net of issuance costs	—	—	2,449,910
Cash payment for the redemption of common stock	—	—	(1,799,937)
Dividends paid	(79,259)	(74,002)	(12,373)
Cash proceeds from exercise of stock options	9,546	1,597	—
Tax benefit for share based compensation	47,803	15,430	—
Payment of debt	(80,000)	—	—
Purchase of treasury stock	(649,468)	(600,532)	—

Net cash provided by (used in) financing activities	(751,378)	(657,507)	637,600

Effect of exchange rate changes on cash and cash equivalents	(17,636)	46,720	28,272

Net increase (decrease) in cash and cash equivalents	(154,135)	474,215	639,807
Cash and cash equivalents — beginning of period	1,659,295	1,185,080	545,273

Cash and cash equivalents — end of period	$1,505,160	$1,659,295	$1,185,080

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months ended December 31, 2008
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)	Acceptance Locations (Mil.)
All MasterCard Credit, Charge and Debit Programs
Asia Pacific	$91	3.8%	14.6%	$65	17.8%	844	$26	7.1%	180	181	198	7.7
Canada	23	-15.1%	5.3%	20	6.4%	256	3	-1.6%	5	35	40	0.8
Europe	176	-7.1%	8.3%	130	7.6%	1,663	46	10.5%	272	181	195	8.3
Latin America	44	-6.0%	11.4%	24	13.3%	486	21	9.3%	149	95	115	2.8
South Asia / Middle East / Africa	14	9.3%	30.6%	7	16.2%	103	7	47.5%	57	38	42	1.0
United States	256	-5.2%	-5.2%	210	-4.6%	3,504	47	-7.6%	249	344	389	7.9
Worldwide	605	-4.7%	3.4%	455	3.1%	6,856	149	4.4%	912	874	981	28.5
MasterCard Credit and Charge Programs
United States	152	-11.4%	-11.4%	133	-9.6%	1,594	19	-22.7%	13	226	263
Worldwide less United States	272	-6.6%	8.9%	218	10.7%	2,859	54	2.3%	252	440	495
Worldwide	424	-8.4%	0.6%	351	2.0%	4,453	72	-5.7%	265	666	758
MasterCard Debit Programs
United States	104	5.8%	5.8%	77	5.5%	1,910	28	6.6%	235	118	126
Worldwide less United States	77	4.5%	18.2%	27	11.7%	493	49	22.1%	411	90	97
Worldwide	181	5.2%	10.7%	104	7.1%	2,403	77	16.0%	647	208	223

	For the 12 Months ended December 31, 2008
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
Asia Pacific	$366	19.7%	18.5%	$260	22.0%	3,104	$106	10.7%	663	181	198
Canada	102	11.5%	11.7%	87	12.1%	967	14	9.7%	21	35	40
Europe	774	18.0%	15.5%	573	15.7%	6,369	201	14.7%	1,069	181	195
Latin America	184	16.6%	16.1%	96	18.6%	1,788	88	13.6%	568	95	115
South Asia / Middle East / Africa	53	24.4%	32.6%	27	23.0%	385	26	44.1%	205	38	42
United States	1,054	3.5%	3.5%	856	4.8%	13,726	198	-2.0%	1,019	344	389
Worldwide	2,533	11.5%	10.7%	1,899	11.3%	26,338	634	8.9%	3,546	874	981
MasterCard Credit and Charge Programs
United States	631	-2.2%	-2.2%	547	-0.1%	6,270	84	-13.6%	58	226	263
Worldwide less United States	1,167	16.5%	15.5%	929	17.5%	10,772	237	8.4%	1,009	440	495
Worldwide	1,798	9.2%	8.6%	1,476	10.3%	17,042	322	1.6%	1,067	666	758
MasterCard Debit Programs
United States	422	13.2%	13.2%	309	14.8%	7,456	114	8.9%	962	118	126
Worldwide less United States	313	23.9%	20.6%	114	16.1%	1,840	199	23.3%	1,517	90	97
Worldwide	735	17.5%	16.2%	423	15.2%	9,296	313	17.6%	2,479	208	223

	For the 3 Months ended December 31, 2007
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
Asia Pacific	$87	25.9%	18.5%	$61	23.7%	711	$26	7.8%	149	160	175
Canada	27	35.2%	16.7%	24	16.3%	239	4	19.2%	5	30	36
Europe	190	31.8%	18.6%	142	19.3%	1,540	48	16.4%	253	164	177
Latin America	47	28.6%	22.3%	25	26.0%	441	23	18.6%	140	81	99
South Asia / Middle East / Africa	13	45.0%	35.4%	7	28.4%	96	6	45.5%	41	29	33
United States	270	10.6%	10.6%	220	11.8%	3,445	50	5.8%	246	340	392
Worldwide	634	21.3%	15.5%	478	16.5%	6,472	156	12.4%	834	805	912
MasterCard Credit and Charge Programs
United States	171	7.8%	7.8%	147	8.8%	1,699	24	2.4%	17	234	279
Worldwide less United States	291	31.1%	19.4%	231	21.3%	2,599	60	12.3%	249	400	451
Worldwide	462	21.4%	14.8%	378	16.1%	4,298	84	9.2%	267	635	729
MasterCard Debit Programs
United States	99	15.9%	15.9%	73	18.6%	1,746	26	9.2%	228	106	113
Worldwide less United States	73	28.5%	19.5%	27	17.0%	427	46	21.0%	339	64	70
Worldwide	172	21.0%	17.4%	100	18.1%	2,173	72	16.5%	567	170	183

	For the 12 Months ended December 31, 2007
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
Asia Pacific	$306	21.3%	16.4%	$211	21.8%	2,579	$95	5.9%	543	160	175
Canada	91	22.4%	15.0%	78	15.0%	865	13	15.3%	20	30	36
Europe	656	26.8%	16.2%	487	16.9%	5,628	169	14.5%	968	164	177
Latin America	158	25.5%	21.9%	79	25.2%	1,560	79	18.9%	514	81	99
South Asia / Middle East / Africa	43	40.6%	39.7%	24	30.8%	349	19	52.9%	152	29	33
United States	1,019	10.8%	10.8%	817	12.7%	12,787	202	3.8%	983	340	392
Worldwide	2,272	18.4%	14.4%	1,696	15.8%	23,768	576	10.5%	3,180	805	912
MasterCard Credit and Charge Programs
United States	645	5.8%	5.8%	548	7.8%	6,303	97	-4.1%	68	234	279
Worldwide less United States	1,001	25.2%	17.2%	786	19.4%	9,419	215	10.0%	954	400	451
Worldwide	1,647	16.8%	12.4%	1,334	14.3%	15,722	313	5.2%	1,022	635	729
MasterCard Debit Programs
United States	373	20.8%	20.8%	269	24.4%	6,484	105	12.5%	915	106	113
Worldwide less United States	252	26.0%	19.0%	94	15.2%	1,562	159	21.3%	1,242	64	70
Worldwide	626	22.8%	20.1%	362	21.9%	8,046	263	17.6%	2,158	170	183

Note that columns in the tables above may not add due to rounding; growth represents change from the comparable year-ago period.

MasterCard Incorporated – Page 10

Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions, accounts, cards and acceptance locations on a regional and global basis for MasterCard®-branded and MasterCard Electronic™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards, Mondex® transactions and transactions involving brands other than MasterCard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with MasterCard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with MasterCard-branded cards for the relevant period. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued. Acceptance locations include merchant locations, ATMs and other locations where cash may be obtained.

The MasterCard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include MasterCard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving MasterCard-branded cards that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. MasterCard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by MasterCard customers and is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. The data set forth in the accounts and cards columns is provided by MasterCard customers and is subject to certain limited verification by MasterCard. A portion of the data set forth in the accounts and cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. In order to provide a true indication of how broadly our cards can be used, MasterCard seeks to provide the most accurate acceptance figures possible and to maintain that MasterCard acceptance is unsurpassed worldwide by periodically validating our results with third parties. The data set forth in the acceptance locations column is derived through a proprietary methodology designed to minimize the impact of multiple acquiring in certain markets. This data is based on information provided by our customers and other third parties and is subject to certain limited verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. All data is subject to revision and amendment by MasterCard’s customers subsequent to the date of its release.

Performance information for prior periods can be found in the “Investor Relations” section of MasterCard’s website at www.mastercard.com.

MasterCard Incorporated – Page 11

Reconciliation of Financial Results

($ million except percentages)	For the three months ended 12/31/08				For the three months ended 12/31/07				YOY Growth
	Actual	Special Items		As Adjusted	Actual	Special Items		As Adjusted	As Adjusted
Revenues, net	$1,225	$—		$1,225	$1,073	—		$1,073	14.2%
Operating Expenses
General and administrative	479	—		479	496	—		496	(3.4%)
Advertising and marketing	248	—		248	369	—		369	(32.8%)
Litigation settlements	6	6 a		—	—	—		—	NM
Charitable contributions to the MasterCard Foundation	—	—		—	10	—		10	(100.0%)
Depreciation and amortization	30	—		30	26	—		26	14.9%

Total operating expenses	762	6		756	901	—		901	(16.0%)

Operating income	462	6		468	172	—		172	172.2%
Operating Margin	37.7%	—		38.2%	16.0%	—		16.0%	22.2	ppt.
Other Income (Expense)
Investment income, net	20	—		20	311	—		311	(93.6%)
Interest expense	(37)	—		(37)	(15)	—		(15)	138.5%
Other expense, net	—	—		—	(1)	—		(1)	NM

Total other income (expense)	(17)	—		(17)	295	—		295	(105.9%)

Income before income taxes	445	6		451	467	—		467	(3.4%)
Income tax expense	206	2		208	163	—		163	27.6%

Net Income	$239	$4		$243	$304	—		$304	(20.1%)

Basic Net Income per Share	$1.85	$0.03		$1.88	$2.28	—		$2.28	(17.5%)

Diluted Net Income per Share	$1.84	$0.03		$1.87	$2.26	—		$2.26	(17.3%)

($ million except percentages)	For the year ended 12/31/08				For the year ended 12/31/07				YOY Growth
	Actual	Special Items		As Adjusted	Actual	Special Items		As Adjusted	As Adjusted
Revenues, net	$4,992	$—		$4,992	$4,068	—		$4,068	22.7%
Operating Expenses
General and administrative	1,914	—		1,914	1,758	—		1,758	8.8%
Advertising and marketing	1,018	—		1,018	1,080	—		1,080	(5.8%)
Litigation settlements	2,483	2,483	a	—	3	3	a	—	NM
Charitable contributions to the MasterCard Foundation	—	—		—	20	—		20	(100.0%)
Depreciation and amortization	112	—		112	98	—		98	14.7%

Total operating expenses	5,526	2,483		3,043	2,959	3		2,956	2.9%

Operating income	(535)	2,483		1,948	1,108	3		1,111	75.3%
Operating Margin	(10.7%)	—		39.0%	27.2%	—		27.3%	11.7	ppt.
Other Income (Expense)
Investment income, net	183	—		183	530	—		530	(65.5%)
Interest expense	(104)	—		(104)	(57)	—		(57)	80.9%
Other expense, net	72	75	b	(3)	90	90	c	—	NM

Total other income (expense)	151	75		76	563	90		473	(83.9%)

Income before income taxes	(383)	2,408		2,025	1,671	(87)		1,584	27.8%
Income tax expense	(129)	914		785	586	30		556	41.2%

Net Income	$(254)	$1,494		$1,239	$1,086	$(57)		$1,029	20.4%

Basic Net Income per Share	$(1.95)	$11.47		$9.52	$8.05	$(0.42)		$7.63	24.8%

Diluted Net Income per Share	$(1.95)	$11.40		$9.45	$8.00	$(0.42)		$7.58	24.7%

[a]	Litigation settlements
[b]	Gain from the termination of a customer business agreement
[c]	Other income related to a settlement agreement to discontinue the company’s sponsorship of the 2010 and 2014 World Cups

Note that the figures in the preceding tables may not sum due to rounding

MasterCard Incorporated – Page 12

Reconciliation to Effective Tax Rate for Litigation Settlements and Stock Donations

	GAAP effective tax rate calculation For the years ended December 31,
	2008	2007	2006
	(In millions, except percentages)
Income (loss) before income taxes	$(383)	$1,671	$294
Income tax expense (benefit)	(129)	586	244
Net income (loss)	$(254)	$1,086	$50

Effective tax rate	33.7%	35.0%	82.9%

	Non-GAAP effective tax rate calculation For the years ended December 31,
	2008	2007	2006
	(In millions, except percentages)
GAAP income (loss) before income taxes	$(383)	$1,671	$294
Litigation settlements	2,483	3	—
Stock donation to the MasterCard Foundation	—	—	395

Non-GAAP income before income taxes	$2,100	$1,674	$689

Income tax expense (benefit)	(129)	586	244
Impact of litigation settlements on income tax expense (benefit)	(941)	—	—

Non-GAAP income tax expense	812	586	244

Non-GAAP net income	$1,288	$1,088	$445

Non-GAAP effective tax rate	38.7%	35.0%	35.4%

Note that the figures in the preceding tables may not sum due to rounding

For more information about these reconciliations, refer to MasterCard Incorporated’s Form 8-K filed with the Securities and Exchange Commission on February 5, 2009.

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